Exhibit 99.1

The Wendy’s Company Reports Audited Full-Year 2012 Results

Fourth-Quarter Adjusted EBITDA Increased 19% to $95.9 Million;

Full-Year Adjusted EBITDA Increased 1% to $333.3 Million

Positive Momentum from Brand Transformation Continues in 2013

Company Remains on Track to Reimage 100 Restaurants in 2013;

Continues to Target 100 Franchise Restaurant Reimages in 2013

Company Reiterates 2013 Adjusted EBITDA Outlook of $350 to $360 million and Adjusted EPS Outlook of $0.18 to $0.20

DUBLIN, Ohio (Feb. 28, 2013) – The Wendy’s Company (NASDAQ: WEN) today reported audited results for the fiscal year ended Dec. 30, 2012. The Company had previously issued preliminary unaudited results for the 2012 fourth quarter and full year on Jan. 16, 2013.

The Company’s 2012 fourth-quarter and full-year Adjusted EBITDA results of $95.9 million and $333.3 million, respectively, remain unchanged from the preliminary results. Fourth-quarter Adjusted EBITDA increased 19 percent compared to the fourth quarter of 2011, while full-year Adjusted EBITDA increased 1 percent compared to 2011.

See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures (i.e., Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations) included herein, and see “Changes from 2012 Preliminary Results” below for a description of changes in the Company’s audited 2012 results compared to its preliminary unaudited results.

Positive Momentum from Brand Transformation Continues in 2013

The Company recently announced that it would contemporize its brand logo for the first time since 1983, as part of brand transformation that is currently under way to position the Wendy’s® brand as “A Cut Above.” The contemporized logo began appearing this week in Wendy’s advertising. The logo will also begin appearing on product packaging, crew uniforms, new restaurant signage, menu boards and digital assets.

“Our brand transformation accelerated with Image Activation during 2012, and our ‘A Cut Above’ brand positioning has continued to gain traction with consumers,” said President and Chief Executive Officer Emil Brolick. “Our 2012 North America same-store sales growth of 1.6 percent and record-high average annual restaurant sales of $1.48 million are evidence that our growth initiatives are beginning to work, and we are optimistic about our product pipeline and marketing plans for 2013.

“As a key part of the brand transformation, we also reinvented our price-value offering to consumers,” Brolick said. In January, Wendy’s introduced a new “Right Price, Right Size” value menu, which includes six items with suggested pricing at 99 cents and eight additional items with suggested pricing between $1.19 and $1.79. Wendy’s is also currently promoting its Premium North Pacific Cod Fillet sandwich for a limited time.

Brolick said the Company’s product/price segmentation strategy of focusing on core products, premium limited-time offerings, and a solid price-value proposition with its “Right Price, Right Size” menu is translating into positive results in early 2013. “Despite the federal payroll tax increase, rising gasoline prices, and challenging weather conditions in certain markets, our first quarter is off to a solid start,” Brolick said.

Company Reiterates 2013 and Long-Term Outlook

For 2013, the Company reiterated its outlook for Adjusted EBITDA of $350 million to $360 million and Adjusted Earnings Per Share of $0.18 to $0.20. Estimated 2013 Adjusted Earnings Per Share excludes $20 to $30 million of anticipated pretax depreciation for existing assets that will be replaced as part of the Company’s Image Activation initiative. The Company expects its total 2013 depreciation and amortization to increase 15 to 20 percent compared to 2012.

Also included in the 2013 outlook is:

•	Average same-store sales growth of 2.0 to 3.0 percent at Wendy’s North America Company-operated restaurants.

•	New restaurant development and restaurant closures as follows:

•	North America Company-operated: 25 openings with 20 to 30 closures

•	North America franchise: 40 openings with 90 to 100 closures

•	International: 60 openings with 15 to 20 closures

•	The reimaging of 100 Company-operated restaurants.

•	Approximately $10 million in incremental year-over-year G&A expense associated with the previously announced Image Activation incentive program, which includes the planned reimaging of 100 franchised restaurants in 2013. The Company expects to record this expense in the fourth quarter.

•	Wendy’s Company-operated restaurant margin of 14.2 to 14.5 percent, compared to 14.0 percent in 2012. This estimate assumes the benefit of same-store sales increases, Image Activation sales, discontinuation of breakfast at certain restaurants and cost-savings initiatives. It also assumes a 90 to 120 basis-point impact from higher commodity costs, primarily in the second half of the year, driven by rising beef and chicken costs.

•	Capital expenditures of approximately $245 million, compared to $198 million in 2012. This estimate includes $145 million for Image Activation designs at 25 new and 100 reimaged Company-operated restaurants in North America.

The Company’s outlook for 2013 Adjusted EBITDA of $350 million to $360 million also includes:

•	Higher year-over-year profitability in each of the first three quarters, with gradually declining growth rates

•	Lower year-over-year profitability in the fourth quarter, due primarily to the anticipated franchisee incentive expense of about $10 million

“Based on the progress with our “Recipe to Win” strategy, including the expansion of Image Activation, we continue to target long-term Adjusted EBITDA and Adjusted Earnings Per Share growth beyond 2013 in the high single-digit to low double-digit range,” said Brolick.

Franchisees Responding to Image Activation Incentive Program

As previously announced, the Company is offering an incentive program to qualified franchisees completing Image Activation restaurant reimages during 2013. The Company recently expanded this program to include all three of its Image Activation tiers and has subsequently received franchisee applications for more than 100 reimages in 2013 across all three tiers. The tiers range in targeted investment levels from approximately $375,000 to $750,000, excluding deferred maintenance costs. The Company expects to record approximately $10 million in incremental year-over-year G&A expense related to the incentive program during the fourth quarter of 2013.

“We are excited about the positive response from our franchisees to the Image Activation incentive program,” said Chief Financial Officer Steve Hare. “Sales volumes at Company-operated Image Activation restaurants have increased on average by more than 25 percent, and we remain on track to reimage more than 600 Company-operated restaurants by the end of 2015, which is nearly half of our Company restaurant portfolio. We expect the number of reimaged franchised restaurants to continue to increase over the next three years, as our brand transformation momentum continues to build.”

Changes from 2012 Preliminary Results

The Company revised its 2012 fourth-quarter and full-year preliminary unaudited results as follows:

•	Reduced the estimate for the pretax charge related to discontinuing breakfast operations at certain restaurants by $4.0 million

•	Reduced pretax depreciation and amortization by $2.0 million

The total after-tax effect of these changes increased reported fourth-quarter and full-year net income from continuing operations by $4.0 million, or one cent per share, in the Company’s audited 2012 results compared to its 2012 preliminary unaudited results reported Jan. 16, 2013.

Strong Cash Flow and Balance Sheet Provide Capacity to Fund Growth and Return Capital

On Feb. 13, 2013, the Company announced the declaration of its regular quarterly cash dividend of $0.04 per share. The dividend is payable on March 15, 2013, to stockholders of record as of March 1, 2013.

During the fourth quarter of 2012, the Company’s Board of Directors authorized a 100 percent increase in the quarterly cash dividend rate from $0.02 to $0.04 per share, effective with the Company’s December 2012 dividend.

During the fourth quarter, the Company’s Board of Directors also authorized a share repurchase program for up to $100 million of the Company’s common stock through Dec. 29, 2013. The common stock repurchase program allows the Company to make repurchases as market conditions warrant and to the extent legally permissible. The Company did not repurchase any shares during 2012 or the first two months of 2013.

“We are confident that our balance sheet and strong cash flow provide us the capacity to fund our Image Activation initiative and also return capital to shareholders in the form of dividends and share repurchases,” Hare said.

Same-Store Sales Reporting Methodology

As previously announced, the Company revised its reporting methodology for same-store sales, beginning with the first quarter of 2012, to more accurately reflect same-store sales performance, including the impact of its new and remodeled restaurants.

Using the new methodology, the Company calculates same-store sales beginning after new restaurants have been open for at least 15 continuous months and after remodeled restaurants have been reopened for three continuous months. The calculation of same-store sales previously began after a restaurant had been open for at least 15 continuous months and as of the beginning of the previous fiscal year.

Under the new methodology, same-store sales at North America Company-operated restaurants decreased 0.2 percent for the fourth quarter and increased 1.6 percent for the full year. Under the old methodology, same-store sales at North America Company-operated restaurants would have decreased approximately 0.4 percent for the fourth quarter and would have increased approximately 1.5 percent for the full year. The new methodology had virtually no impact on results reported prior to 2012.

Conference Call and Webcast Scheduled for 10 a.m. Today, Feb. 28

The Company will host a conference call today at 10 a.m. ET, with a simultaneous webcast from the investor relations section of the Company’s website at www.aboutwendys.com. Hosting the call will be President and Chief Executive Officer Emil Brolick, Chief Financial Officer Steve Hare and Chief Communications Officer John Barker. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524.

An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

First-Quarter Release and Conference Call Scheduled for May 8

The Company plans to release its first-quarter results before the market opens on May 8 and host a conference call at 10 a.m. ET the same day with a simultaneous webcast from the investor relations section of the Company’s Web site at www.aboutwendys.com. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements.

For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the effects of negative publicity that can occur from increased use of social media;

(10)	the availability of suitable locations and terms for the development of new restaurants;

(11)	risks associated with the Image Activation program;

(12)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(13)	changes in debt, equity and securities markets;

(14)	goodwill and long-lived asset impairments;

(15)	changes in interest rates;

(16)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and

(17)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).

Because all companies do not calculate Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of income from continuing operations or earnings per share from continuing operations.

Because certain income statement items needed to calculate income from continuing operations vary from quarter to quarter, the Company is unable to provide projections of income from continuing operations or earnings per share from continuing operations, or a reconciliation of projected Adjusted EBITDA from continuing operations to projected income from continuing operations or projected Adjusted Earnings Per Share from continuing operations to projected earnings per share from continuing operations.

The Company’s presentation of Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company-operated restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:

John Barker: (614) 764-3044 or john.barker@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended December 30, 2012 and January 1, 2012

(In Thousands Except Per Share Amounts)

	Three Months		Twelve Months
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)
Revenues:
Sales	$553,943	$538,496	$2,198,323	$2,126,544
Franchise revenues	75,936	76,522	306,919	304,814

	629,879	615,018	2,505,242	2,431,358

Costs and expenses:
Cost of sales	464,276	454,440	1,881,248	1,816,109
General and administrative	69,984	77,243	287,808	292,390
Depreciation and amortization	36,840	32,020	146,976	122,992
Impairment of long-lived assets	13,316	4,621	21,097	12,883
Facilities relocation costs and other transactions	13,470	14,949	41,031	45,711
Other operating, net	(264)	2,465	4,335	4,152

	597,622	585,738	2,382,495	2,294,237

Operating profit	32,257	29,280	122,747	137,121

Interest expense	(20,801)	(28,195)	(98,604)	(114,110)
Loss on early extinguishment of debt	—	—	(75,076)	—
Investment income, net	6,786	296	36,243	484
Other, net	551	239	1,565	945

Income (loss) from continuing operations before income taxes and noncontrolling interests	18,793	1,620	(13,125)	24,440
Benefit from (provision for) income taxes	6,616	2,670	21,083	(6,528)

Income from continuing operations	25,409	4,290	7,958	17,912
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,167	(356)	1,951	762
(Loss) income on disposal of discontinued operations, net of income taxes	(188)	50	(442)	(8,799)

Net income (loss) from discontinued operations	979	(306)	1,509	(8,037)

Net income	26,388	3,984	9,467	9,875
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net income attributable to The Wendy’s Company	$26,388	$3,984	$7,083	$9,875

Basic and diluted income (loss) per share attributable to The Wendy’s Company:
Continuing operations	$0.07	$0.01	$0.02	$0.04
Discontinued operations	0.00	(0.00)	$0.00	(0.02)
Net income	$0.07	$0.01	$0.02	$0.02

Number of shares used to calculate basic income (loss) per share	391,013	389,022	390,275	405,224

Number of shares used to calculate diluted income (loss) per share	392,640	391,992	392,140	407,180

	December 30,	January 1,
Balance Sheet Data:	2012	2012
Cash and cash equivalents	453,361	475,231
Total assets	4,303,199	4,289,129
Long-term debt, including current portion	1,457,562	1,356,999
Total stockholders’ equity	1,985,855	1,996,069

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Three Months		Twelve Months
	2012	2011	2012	2011
Adjusted EBITDA from continuing operations	$95,883	$80,870	$333,328	$331,055
(Less) plus:
Depreciation and amortization	(36,840)	(32,020)	(146,976)	(122,992)
Impairment of long-lived assets	(13,316)	(4,621)	(21,097)	(12,883)
Costs associated with closed restaurants in other operating expense, net	—	—	(1,477)	—
Facilities relocation costs and other transactions	(13,470)	(14,949)	(41,031)	(45,711)
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	—	(14,623)
SSG purchasing cooperative expense reversal in G&A	—	—	—	2,275

Operating profit	32,257	29,280	122,747	137,121

Interest expense	(20,801)	(28,195)	(98,604)	(114,110)
Loss on early extinguishment of debt	—	—	(75,076)	—
Investment income, net	6,786	296	36,243	484
Other, net	551	239	1,565	945

Income (loss) from continuing operations before income taxes and noncontrolling interests	18,793	1,620	(13,125)	24,440
Benefit from (provision for) income taxes	6,616	2,670	21,083	(6,528)

Income from continuing operations	25,409	4,290	7,958	17,912
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,167	(356)	1,951	762
(Loss) income on disposal of discontinued operations, net of income taxes	(188)	50	(442)	(8,799)

Net income (loss) from discontinued operations	979	(306)	1,509	(8,037)

Net income	26,388	3,984	9,467	9,875
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net income attributable to The Wendy’s Company	$26,388	$3,984	$7,083	$9,875

Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to Net Income and Earnings Per Share Attributable to The Wendy’s Company

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	2012		2011
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$33,629	$0.09	$16,425	$0.04

(Less) plus:
Facilities relocation costs and other transactions	(8,311)	(0.02)	(9,288)	(0.02)
Impairment of long-lived assets	(8,216)	(0.02)	(2,847)	(0.01)
Benefits of prior years’ tax matters	5,439	0.01	—	—
Dividend from Arby’s	2,868	0.01	—	—

Total adjustments	(8,220)	(0.02)	(12,135)	(0.03)

Income from continuing operations	25,409	0.07	4,290	0.01
Net income (loss) from discontinued operations	979	0.00	(306)	(0.00)

Net income and earnings per share attributable to The Wendy’s Company	$26,388	$0.07	$3,984	$0.01

	Twelve Months
	2012		2011
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$65,316	$0.17	$62,080	$0.15

(Less) plus:
Loss on early extinguishment of debt	(46,547)	(0.12)	—	—
Facilities relocation costs and other transactions	(25,349)	(0.07)	(28,514)	(0.07)
Gain on sale of investment, net	17,978	0.05	—	—
Impairment of long-lived assets	(13,017)	(0.04)	(7,936)	(0.02)
Benefits of prior years’ tax matters	7,620	0.02	—	—
Dividend from Arby’s	2,868	0.01	—	—
Costs associated with closed restaurants in other operating expense, net	(911)	(0.00)	—	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	(9,140)	(0.02)
SSG purchasing cooperative expenses in G&A	—	—	1,422	0.00

Total adjustments	(57,358)	(0.15)	(44,168)	(0.11)

Income from continuing operations	7,958	0.02	17,912	0.04
Net income (loss) from discontinued operations	1,509	0.00	(8,037)	(0.02)

Net income	9,467	0.02	9,875	0.02
Net income attributable to noncontrolling interests	(2,384)	(0.00)	—	—

Net income and earnings per share attributable to The Wendy’s Company	$7,083	$0.02	$9,875	$0.02